EXHIBIT 99.1
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                                      PROXY
                      FIRST AMERICAN FINANCIAL CORPORATION
                             SULPHER SPRINGS, TEXAS
                         SPECIAL MEETING OF SHAREHOLDERS
                               ____________, 1999

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      The undersigned shareholder of First American Financial Corporation (the
"Company") hereby constitutes and appoints ___________________ and ___________________ each with full power of substitution, as proxy or proxies of the undersigned, to vote the number of shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held at __:00 _.m., local time, on ____________, _________, 1999, and at any adjournments thereof (the "Meeting"), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders both dated _______________, 1999, timely receipt of which is acknowledged, in the manner specified below.

      1. Approval of the acquisition of the Company by Guaranty Bancshares, Inc. pursuant to an Agreement and Plan of Reorganization dated as of April 23, 1999 between the Company and Guaranty Bancshares, Inc. as more specifically described in the Proxy Statement/Prospectus.

                [ ] For          [ ] Against     [ ]  Abstain

      2. In their sole discretion on such other matters as may properly come before the Meeting or any adjournments thereof.

                 [ ]   Authorized               [ ]  Withhold Authority

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" Proposal 1 and with discretionary authority on all other matters that may properly come before the Meeting or any adjournments thereof.

      Please date and sign exactly as your name appears on the certificates representing your shares of common stock of the Company. If shares are held jointly, each shareholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    _______________________________
                                    (Signature of Shareholder)


                                    _______________________________
                                    (Signature of Shareholder)

                                    Dated ________________, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.